©2025 eHealthInsurance Services, Inc. Q3 2025 Financial Results 1

©2025 eHealthInsurance Services, Inc. 2 Safe Harbor Statement Forward-Looking Statements This presentation includes forward-looking statements within the meaning of the federal securities laws. Forward-looking statements generally relate to future events or our future financial or operating performance. Forward-looking statements in this presentation include, but are not limited to, the following: our expectations regarding our business, industry, regulatory and market trends, including market opportunity, consumer demand and our competitive advantage; our estimates regarding membership, enrollment growth and acquisition costs; our estimates regarding lifetime value of commissions receivable and receivable collection; our expectations regarding our technological and digital capabilities; regulatory changes and their expected impact on seasonality, and enrollments, including dual-eligible enrollments; our efforts to prepare for the annual enrollment period; the impact of our benefit advisor hiring and training targets; our investments in branding, technology and operational initiatives, including artificial intelligence (AI) capabilities and retention initiatives, and the expected impact of these investments on our business; our expectations regarding answer rates, quality and efficiency with the AI capabilities; our efforts to advance our strategic capital objectives and invest in growth initiatives; our 2025 strategic objectives, including our business and growth strategy, branding strategy, member retention strategy, our telesales organization strategy, AI and digital technology strategy, carrier relationships strategy and diversification strategy, and our ability to achieve such strategic objectives; our financial strategies and our ability to achieve our financial targets, including our updated 2025 annual guidance for total revenue, GAAP net income (loss), adjusted EBITDA and operating cash flow; our estimates for and the expected impact of positive net adjustment revenue on our 2025 annual guidance; and other statements regarding our future operations, financial condition, prospects and business strategies. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include those set forth in our filings with the Securities and Exchange Commission, including our latest Form 10-Q and 10-K. The forward-looking statements in this presentation are based on information available to us as of today, and we disclaim any obligation to update any forward-looking statements, except as required by law. Non-GAAP Information This presentation includes both GAAP and non-GAAP financial measures. The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. A reconciliation of the non-GAAP financial measures included in this presentation to the most directly comparable GAAP financial measures is available in the Appendix to this presentation. Management uses both GAAP and non-GAAP information in evaluating and operating its business internally and as such has determined that it is important to provide this information to investors.

©2025 eHealthInsurance Services, Inc. 3 Q3 2025 Earnings Highlights  Successfully completed AEP preparations; achieved our benefit advisor hiring and training targets, continued to strengthen and expand our brand-driven marketing strategy, and launched further enhancements to our omni- channel platform.  Q3 2025 total revenue of $53.9 million decreased 8% YoY reflecting lower Medicare Advantage approved members as a result of the recent dual-eligible enrollment rules, partially offset by higher positive net adjustment revenue.  Q3 2025 total operating costs and expenses decreased 6% YoY:  25% reduction in variable marketing spend.  6% reduction in customer care and enrollment expenses reflecting the use of flexible staffing arrangements, partially offset by costs from a more tenured benefit advisor group and more retention advisors YoY.  Q3 2025 GAAP net loss of $31.7 million improved $10.8 million, compared to $42.5 million a year ago.  Q3 2025 adjusted EBITDA(1) of $(34.0) million compared to $(34.8) million a year ago.  Q3 2025 operating cash flow of $(25.3) million compared to $(29.3) million a year ago.  Cash, cash equivalents and marketable securities of $75.3 million and commissions receivable balance of $907.7 million as of September 30, 2025. eHealth delivered solid third quarter results while completing key preparations for the Annual Enrollment Period (AEP) (1) Refer to the appendix for definitions of certain metrics and our non-GAAP financial measures along with reconciliations to the most comparable GAAP measure.

©2025 eHealthInsurance Services, Inc. 4 AEP Selling Environment MA Market Disruption Consumer Demand Competitive Dynamics • Another cycle of major changes to benefit designs and geographic coverage by Medicare Advantage carriers • Carrier strategies are becoming highly targeted concentrating growth on best-performing products and geographies • Broker channel remains critical in carriers’ distribution mix • Seniors face a second consecutive year of coverage disruption, driving shopping activity • Broker relationship remain one constant as carriers cancel plans or alter benefits • Observing strong consumer engagement with high intent to enroll • Reduced competitive capacity expected to persist through AEP • Plan volatility expected to disproportionately impact smaller, non-diversified brokers • Certain peers are reducing investment in growth, lowering demand for leads in some key channels

Q3 2025 Revenue and Profitability Reflect Recent Changes in Dual-Eligible Regulations

Q3 2025 revenue reflects heightened seasonality in Medicare enrollment volumes compared to prior years, driven by regulatory changes.

Results include $12M in positive tail revenue.

Q3 2025 results are also reflective of strong cost discipline across operations.


Revenue ($, MM)
$58.4
(8%)
$53.9
Q3-FY24
Q3-FY25


GAAP Net Loss ($, MM)
($42.5)
($31.7)
Q3-FY24
Q3-FY25


Adjusted EBITDA(1) ($, MM)
($34.8)
($34.0)
Q3-FY24
Q3-FY25

(1) Refer to the appendix for definitions of certain metrics and our non-GAAP financial measures along with reconciliations to the most comparable GAAP measure.

©2025 eHealthInsurance Services, Inc. eHealth | 5

©2025 eHealthInsurance Services, Inc. $1,256 $1,489 Q3-FY24 Q3-FY25 Total Acquisition Cost per MA- equivalent(1) Approved Member ($5.6) ($1.2) Q3-FY24 Q3-FY25 Medicare Segment Gross Loss ($, MM) $53.2 $49.9 Q3-FY24 Q3-FY25 Medicare Segment Revenue ($, MM) Medicare segment revenue declined 6% YoY, primarily due to lower enrollments. Segment profitability reflects lower commission revenue, positive tail revenue, a 25% reduction in variable marketing spend as we adjusted to market conditions, and favorable CC&E costs due to implementation of our flexible staffing strategy. Acquisition cost per MA- equivalent(1) member increased YoY as we spread call center expense including cost of pre- AEP onboarding across lower enrollment volume. 6 Q3 2025 Medicare Segment Performance (1) Segment profit is calculated as total revenue for the applicable segment less direct and indirect allocated marketing and advertising, customer care and enrollment, technology and content and general and administrative operating expenses, excluding stock-based compensation expense, depreciation and amortization, impairment, restructuring and other charges, and other income (expense), net. (6%) 19% (1) (1) Refer to the appendix for definitions of certain metrics and our non-GAAP financial measures along with reconciliations to the most comparable GAAP measure. (18%) 55,518 40,921 Q3-FY24 Q3-FY25 Medicare Submissions(1) (36%)

©2025 eHealthInsurance Services, Inc. FY25 Strategic Objectives 1. Continue to grow our distinct consumer brand across all direct marketing channels and beyond our Medicare Advantage products. 2. Evolve and optimize consumer-centric retention efforts from policy submission to effectuation and through subsequent renewals with a goal to improve member-level retention on the eHealth platform. 3. Continue to optimize our telesales organization by providing advisors with industry-leading brand support, training programs, career development opportunities, and technological tools. 4. Advance our AI and digital technology leadership to better serve all key eHealth stakeholders. 5. Strengthen and expand our carrier relationships which are critical to both our choice and dedicated models. 6. Invest in existing capabilities beyond MA agency to pursue targeted diversification, with a goal of building profitable scale, fully leveraging our distribution platform year-around, and mitigating risk. 7

©2025 eHealthInsurance Services, Inc. 8 FY25 Guidance  We are updating our previously issued guidance ranges for FY 2025 EBITDA and GAAP Net Income. Guidance also includes an updated estimate for positive net adjustment revenue in the range of $40 to $43 million, compared to the prior range of $29 to $32 million. (1) Refer to the appendix for definitions of certain metrics and our non-GAAP financial measures along with reconciliations to the most comparable GAAP measure. 2025 Full Year Guidance Prior Range (in millions) Updated Range (in millions) Total Revenue $525 - $565 unchanged GAAP Net Income $5 - $26 $9 - $30 Adjusted EBITDA(1) $55 - $75 $60 - $80 Operating Cash Flow ($25) – $10 unchanged

©2025 eHealthInsurance Services, Inc. Appendix 9

©2025 eHealthInsurance Services, Inc. 10 Definitions Submissions describe applications that are submitted by individuals online through our eHealth platform or completed with the assistance of our benefit advisors where the individual provides authorization to the benefit advisor to submit the application to the insurance carrier partner. The individual may have additional actions to take before the application will be reviewed by the insurance carrier and not all submissions ultimately become approved members. Segment gross profit (loss) is calculated as total revenue for the applicable segment less variable marketing and advertising expenses, segment customer care and enrollment expenses and cost of revenue for the applicable segment. Variable marketing and advertising expenses represent costs incurred in member acquisition from our direct marketing and marketing partner channels and exclude fixed overhead costs, such as personnel related costs, consulting expenses and other operating costs allocated to the marketing and advertising department. Segment CC&E expenses include expenses we incur in assisting applicants during the enrollment process and exclude operating costs allocated to the CC&E department. MA-equivalent approved members is calculated by adding the total number of approved Medicare Advantage and Medicare Supplement members and 25% of the total number of approved Medicare Part D members during the period presented. Non-GAAP financial measures within this presentation are defined as follows: • Adjusted EBITDA is calculated by excluding dividends for preferred stock and change in preferred stock redemption value (together the “impact from preferred stock”), provision for (benefit from) income taxes, depreciation and amortization, stock- based compensation expense, impairment, restructuring and other charges, interest expense, other income (expense), net, and other non-recurring charges from GAAP net income (loss) attributable to common stockholders. Other non-recurring charges to GAAP net income (loss) attributable to common stockholders may include transaction expenses in connection with capital raising transactions (whether debt, equity or equity-linked) and acquisitions, whether or not consummated, purchase price adjustments and the cumulative effect of a change in accounting principles.

©2025 eHealthInsurance Services, Inc. 11 Reconciliation of GAAP to Non-GAAP Financial Measures (1) Refer to slide 10 for definitions of our non-GAAP financial measures.

©2025 eHealthInsurance Services, Inc. 12 Reconciliation of Guidance GAAP Net Loss Attributable to Common Stockholders to Adjusted EBITDA (1) Refer to slide 10 for definitions of our non-GAAP financial measures.